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                                                                    Exhibit 99.1
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CONTACT:                                       FOR IMMEDIATE RELEASE


Financial:    Dawn Wheeler          Press:   Dave Kishler
              Sterling Commerce              Sterling Commerce
              214-981-1100                   614-793-4020


                  STERLING COMMERCE COMPLETES ACQUISITION OF
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                         AUTOMATED CATALOGUE SERVICES
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      ACQUISITION FORMS CORE OF NEWLY-CREATED COMMERCE INTERNET DIVISION

MIAMI, Fla., May 13, 1997 -- Sterling Commerce, Inc. (SE-NYSE) today announced that it has completed the acquisition of Automated Catalogue Services, L.P.
(ACS), a provider of electronic product catalogs and information databases delivered via CD-ROM and the Internet. Announcement of the completed acquisition was made at EC Strategies '97, Sterling Commerce's annual Customer Conference being held in Miami.

ACS' feature-rich catalog and database products form the core of the newly-created Commerce Internet Division, part of Sterling Commerce's Commerce Services Group.

"This is the perfect marriage of a powerful search-and-select catalog with Sterling Commerce's transactional capabilities in the business-to-business buying and selling process," said Paul L.H. Olson, president of Sterling Commerce's Commerce Services Group. "ACS has expertise in gathering and presenting the detailed product information required for effective catalog-based ordering, while Sterling Commerce has a long history of success managing electronic commerce and electronic data interchange (EDI) trading communities."

Olson points out that the catalog product will allow Sterling Commerce to more fully support occasional, or "spot buys," in the maintenance, repair and operations (MRO) arena in addition to continuous replenishment-based trading relationships.

The new Commerce Internet Division also includes Sterling Commerce's Internet Partners Program, which provides secure Web sites and complete support to integrate purchases into a company's existing electronic commerce and EDI systems.

"Sterling Commerce is now uniquely positioned to offer customers comprehensive solutions that automate the entire 'search, select, transact' sequence," said Steve Katz, president of the Commerce Internet Division, and former president of ACS. "The availability of this suite of capabilities from a single entity will accelerate the pace at which our customers realize the extraordinary benefits inherent in full-cycle, end-to-end electronic commerce solutions."

The Gartner Group estimates that 80 percent of large North American enterprises will use electronic catalogs in procurement and marketing applications by the year 2000, and that 70 percent will have back-end integration with order processing or other business applications.

ACS, based in the Philadelphia area, had approximately 170 employees, almost all of which will remain there as employees of Sterling Commerce. The more than 4,000 manufacturers and distributors in 20 vertical industries using ACS' 50 catalog products will now be serviced and supported by the Commerce Internet Division.
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A seasoned, experienced management team is in place for the new division.  In addition to Katz as president, Mark Pankhurst, former ACS chief operating officer, will serve as vice president of customer services and labs. The remainder of the new division's management team is composed of a combination of key ACS and Sterling Commerce executives.

Sterling Commerce, with executive offices in Dallas, Texas, is a leading global provider of electronic commerce software products and services that enable businesses to engage in business-to-business electronic communications and transactions. Sterling Commerce has been providing electronic commerce solutions for over 20 years and has more than 30,000 customers worldwide and 1,500 employees.

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